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                                                                    EXHIBIT 99.1

                       AMERICAN REAL ESTATE PARTNERS, L.P.
                             100 South Bedford Road
                           Mount Kisco, New York 10549
                                  914-242-7700
                               Fax - 914-242-9282

CONTACT:  John P. Saldarelli
          Secretary and Treasurer
          (914) 242-7700

                              FOR IMMEDIATE RELEASE
                              ---------------------

                       AMERICAN REAL ESTATE PARTNERS, L.P.
                       -----------------------------------
                    DECLARES ANNUAL PAY-IN-KIND DISTRIBUTION
                    ----------------------------------------
                             ON ITS PREFERRED UNITS
                             ----------------------
                  PAYABLE SOLELY IN ADDITIONAL PREFERRED UNITS
                  --------------------------------------------

CUSIP # 029169 20 8                                        STOCK SYMBOL: ACP PR
-------------------                                        --------------------

         Mount Kisco, New York, February 25, 2004 - American Real Estate Partners, L.P. (NYSE: ACP PR) today announced that it has declared its scheduled annual preferred unit distribution, payable solely in additional preferred units, on its 5% cumulative pay-in-kind redeemable preferred units representing limited partnership interests which have a liquidation preference of $10.00 per unit. The in-kind preferred unit distribution is based upon a rate of 5% of the liquidation preference and is payable on March 31, 2004 to holders of record as of the close of business on March 12, 2004.

         American Real Estate Partners, L.P. is a master limited partnership.


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